                                                                     EXHIBIT 4.7

                                     NOTE
                                     ----


               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            VASTAR RESOURCES, INC.
                             PUTABLE/CALLABLE NOTE
                                 (FIXED RATE)

REGISTERED                                                      PRINCIPAL AMOUNT

No.   1                                                             $100,000,000

INTEREST PAYABLE EACH APRIL 20 AND OCTOBER 20 AND AT MATURITY

CUSIP                   922380AC4

ORIGINAL ISSUE DATE:    APRIL 20, 1998
--------------------
INITIAL INTEREST RATE:  6%
----------------------
MATURITY DATE:          APRIL 20, 2010
--------------
COUPON RESET DATE:      APRIL 20, 2000
------------------
CALCULATION AGENT:      UBS Securities LLC
------------------
OTHER PROVISIONS:       As set forth on Exhibit A to this Note.
-----------------

VASTAR RESOURCES, INC., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal amount of ONE HUNDRED MILLION U.S. DOLLARS on the Maturity Date set forth above at the office or agency of the Company for such payment in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal amount until maturity at the rate per annum (on the basis of a 360-day year consisting of twelve 30-day months or as otherwise provided above) equal to the Initial Interest Rate shown above until the Coupon Reset Date and thereafter at a rate determined in accordance with the provisions set forth on Exhibit A to this Note attached hereto under "Coupon Reset Process" and on the reverse hereof, at such office or agency, in like coin or currency, semi-annually on April 20 and October 20 of each year or as otherwise provided above (each an "Interest Payment Date"), until the date on which payment of said principal amount has been made or duly provided for, and on such date. Unless otherwise provided above, such interest shall be payable from the date hereof or from the most recent date to which interest has been paid. Except as otherwise provided below or in the Indenture hereinafter referred to and in the next sentence, the interest payable hereon on any April 20, or October 20, or such other date on which interest hereon is payable shall be payable to the person in whose name this Note is registered on the fifteenth calendar day (whether or not a Business Day) immediately preceding such April 20 or October 20 (the "Record Date"), or such other date on which interest hereon is payable and may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address appearing in the Note Register (as defined in the Indenture hereinafter referred to). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may either be paid to the person in whose name this Note (or one or more predecessor notes) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the holder of this Note not less than 10 days prior to such Special Record Date. Interest payable hereon on the Maturity Date set forth above shall be payable to the same person to whom the principal amount hereof shall be payable. Unless otherwise specified above, if the date of this Note is between the last calendar day of the month next preceding an April 20, or October 20, or other interest payment date and on April 20, or October 20, then the first payment of interest hereon shall be made on the April 20 or October 20 following the next succeeding Record Date to the registered owner on such Record Date. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, payment of principal or interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     The provisions of this Note are continued on the reverse hereof and on Exhibit A attached hereto and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, VASTAR RESOURCES, INC. has caused this Instrument to be signed manually or by facsimile signature by its Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, President, a Member of the Office of the President or one of its Vice Presidents and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Associate or Assistant Secretaries, and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                              VASTAR RESOURCES, INC.


                              By /s/ Daniel D. Hawk
                                 _____________________________
                                 Name:
                                 Title:


                              By /s/ Jonathan D. Edelfelt
                                 _____________________________
                                 Associate Secretary

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

                         CERTIFICATE OF AUTHENTICATION

Dated:  April 21, 1998

     This is one of the Notes of the series designed herein issued under the within-mentioned Indenture.

                              HARRIS TRUST AND SAVINGS BANK
                              as Trustee


                              By:  /s/ Therese Gaballah
                                 _______________________
                                 Name:
                                 Title:

                                REVERSE OF NOTE

     This Note is a Global Security evidencing a portion of a duly authorized issue of notes of the Company, designated generally as its Putable/Callable Notes (the "Notes"). The Notes are all issued or to be issued under and pursuant to the Indenture dated as of January 1, 1995 as supplemented by the Supplemental Indenture dated as of May 18, 1995 and the Second Supplemental Indenture dated as of April 16, 1998 (collectively, the "Indenture"), duly executed and delivered by Harris Trust and Savings Bank, as trustee (the "Trustee") and the Bank of Montreal Trust Company, as paying agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. The Notes constitute a single series for purposes of the Indenture.

     In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences, except a default in the payment of principal of or interest on any of the Notes, in the manner and to the extent provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental Indenture
                      --------  -------
shall (i) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditioned, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

     The Notes are issuable as registered Notes only, in the denomination of $1,000 and any larger denomination which is an integral multiple of $1,000 approved by the Company, such approval to be evidenced by the execution thereof.

     This Note is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose in The City of New York, but only in the manner subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Note. Subject to limitations set forth in the Indenture, upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

     The Company, the Trustee, any paying agent, and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Note registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Notwithstanding any other provision of this Note, unless and until it is exchanged in whole or in part for Notes in definitive form, this Global Security representing all or a portion of the Notes may not be transferred except as a whole by the Depositary for such Notes to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee to a successor Depositary for these Notes or a nominee of such successor Depositary.

     The Notes are not redeemable prior to maturity but are subject to the Call Option and are entitled to the Put Option described on Exhibit A to this Note.

                          __________________________

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

   TEN COM - as tenants in common     UNIF GIFT MIN ACT ______ Custodian ______
   TEN ENT - as tenants by the entries                  (Cust)           (Minor)
    JT TEN - as joint tenants with
             right of survivorship                    _______________
             and not as tenants                           (State)
             in common


Additional abbreviations may also be used though not in the above list.

                   FOR VALUE RECEIVED the undersigned hereby
                       sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING OF ASSIGNEE {.............}

                                                              __________________
                                                                (Please print or

________________________________________________________________________________
typewrite name and address of assignee)

the within Note of Beneficial Corporation and hereby does irrevocably constitute and appoint

_________________________________________________________Attorney to transfer the said Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: _________________      _________________________________________________
                                NOTICE: The signature to this assignment must
                              correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                              _________________________________________________

                                                                       EXHIBIT A

                                 OTHER PROVISIONS

Call Option; Put Option

     The Company and any of its assigns, including, but not limited to, Union Bank of Switzerland, London branch (the "Callholder") has the right to purchase this Note in whole but not in part on the Coupon Reset Date (as defined above) (the "Call Option"), at a price equal to 100% of the principal amount hereof (the "Call Price"), by giving notice to the Trustee (the "Call Notice"). Unpaid interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the holders on the most recent Record Date preceding the Coupon Reset Date. In order to exercise the Call Option, the Callholder must deliver the Call Notice to the Trustee, in writing, prior to 4:00 p.m., New York time, no later than 15 calendar days prior to the Coupon Reset Date. In the event of exercise of the Call Option, then (i) the Callholder shall deliver immediately available funds equal to the Call Price to the Trustee not later than 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, for payment of the Call Price on the Coupon Reset Date and (ii) the holders of the Notes shall be required to deliver the Notes to the Callholder against payment therefor on the Coupon Reset Date through the facilities of the Depositary.

     If the Callholder elects to exercise the Call Option, the obligation of the Callholder to pay the Call Price is subject to certain conditions precedent including the following: (i) since the date of the Call Notice, no Event of Default (as defined in the Indenture) with respect to the Notes, or any event which, with the giving of notice or passage of time, or both would constitute an Event of Default with respect to the Notes, shall have occurred and be continuing; (ii) since the date of the Call Notice, no Market Disruption Event (as defined below) shall have occurred; and (iii) since the date of the Call Notice, two or more Dealers (as defined below) shall have provided timely Bids (as defined below) in the manner described below under "Coupon Reset Process." No holder of Notes or any interest therein shall have any rights or claims against the Callholder as a result of the Callholder purchasing or not purchasing the Notes.

     If the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee by 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, the Trustee will, for and on behalf of the holders of the Notes, exercise the put option (the "Put Option") by giving the Company notice of such exercise not later than the close of business on the Business Day prior to the Coupon Reset Date. Upon exercise of the Put Option, the Company will be required to purchase all of the Notes on the Coupon Reset Date, at a purchase price equal to 100% of the entire principal amount thereof (the "Put Redemption Price"). Unpaid interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the holders on the most recent Record Date preceding the Coupon Reset Date. The Put Option will be exercised automatically by the Trustee, on behalf of the holders, if the Call Option has not been exercised. If the Put Option is exercised, the Company will deliver the Put Redemption Price to the Trustee, together with the accrued and unpaid interest due on the Coupon Reset Date, by no later than 12:00 noon, New York time, on the Coupon Reset Date and the holders of Notes will be required to deliver the Notes to the Company against payment therefor on the Coupon Reset Date through the facilities of the Depositary. No holder of Notes or any interest therein has the right to consent or object to the Trustee's exercise of the Put Option. By its purchase of this Note, the holder irrevocably agrees that the Trustee shall exercise the Put Option relating to this Note for and on behalf of the holder as provided herein.

COUPON RESET PROCESS

     If the Callholder has exercised the Call Option as set forth above under "Call Option; Put Option," the Company and the Calculation Agent shall complete the following steps in order to determine the interest rate to be paid on the Notes from and including the Coupon Reset Date to the Maturity Date. The Company and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

     (a) The Company shall provide the Calculation Agent with a list (the "Dealer List"), no later than seven Business Days prior to the Coupon Reset Date, containing the names and addresses of five dealers (each, a "Dealer"), one of which shall be UBS Securities LLC, or its successor as Calculation Agent, from which it desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the Notes. As used herein, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to close.

     (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each Dealer on the Dealer List (i) a copy of the Prospectus dated November 18, 1994 and a copy of the Prospectus Supplement dated April 16, 1998 relating to the offering of the Notes, (ii) a copy of the form of Notes and (iii) a written request that each Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York time (the "Bid Deadline"), on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of all the Notes subject to the exercise of the Call Option settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes (the "Yield to Maturity"). The Calculation Agent shall also provide each Dealer with (i) the name of the Company, (ii) an estimate of the Purchase Price (as defined below) (which shall be stated as a United States dollar amount and be calculated by the Calculation Agent in accordance with clause (c) below), (iii) the principal amount and maturity of the Notes and (iv) the method by which interest will be calculated on the Notes.

     (c) The entire purchase price to be paid by any Dealer for the Notes (the "Purchase Price") shall be equal to (i) the entire principal amount of the Notes plus (ii) a premium (the "Notes Premium") which shall be equal to the excess, if any, of (A) the discounted present value to the Coupon Reset Date of a bond, with a maturity of April 20, 2010 which has an interest rate of 5.443%, semi-annual interest payments on each April 20 and October 20, commencing October 20, 2000, and a principal amount of $100,000,000, and assuming a discount rate equal to the Treasury Rate (as defined below), over (B) $100,000,000. "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run 10-year United States Treasury Security per Telerate page 500 at 11:00 a.m., New York time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent), or, if such rate does not appear on Telerate page 500 at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m., New York time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent).

     (d) Immediately following receipt of the Bids, and in no event later than 12:30 p.m., New York time, on the Bid Date, the Calculation Agent shall provide written notice to the Company, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) above. Except as provided below, the Calculation Agent shall on the Bid Date select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and establish the Coupon Reset Rate for the Notes at a rate equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Calculation Agent has not received a Bid from a Dealer by the Bid Deadline, the Selected Bid shall be the lowest of all Bids received by such time and provided, further that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). The Calculation Agent shall notify the Dealer that submitted the Selected Bid by 12:30 p.m., New York time, on the Bid Date that its Bid has been selected.

     (e) Immediately after calculating the Coupon Reset Rate, and in no event later than 12:30 p.m., New York time, on the Bid Date, the Calculation Agent shall provide written notice to the Company and the Trustee, setting forth such Coupon Reset Rate. The Company shall thereafter establish the Coupon Reset Rate as the new interest rate on the Notes, effective from and including the Coupon Reset Date, by delivering an officers' certificate to the Trustee on or before the Coupon Reset Date.

     (f) The Callholder shall sell the Notes to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

     If the Calculation Agent determines (which determination must be reflected in a written notice delivered by the Calculation Agent to the Company and the Trustee no later than 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date) that (i) since the delivery of the Call Notice, an Event of Default with respect to the Notes, or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default with respect to the Notes, shall have occurred and be continuing, (ii) since the delivery of the Call Notice, a Market Disruption Event (as described below) has occurred or (iii) fewer than two Dealers have provided Bids in a timely manner substantially as provided above, the Call Option will automatically terminate, and the Trustee will exercise the Put Option on behalf of the holders. "Market Disruption Event" shall mean any of the following, as determined by both the Calculation and the Company: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices in such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market or U.S. federal wire system.